Exhibit 99.1

Pharmasset, Inc. 303-A College Road East Princeton, NJ 08540 U.S.A. Phone: (609) 613-4100 Fax: (609) 613-4150 www.pharmasset.com Nasdaq: VRUS

Pharmasset Reports Fiscal First Quarter 2009 Financial Results

PRINCETON, NJ – (February 9, 2009) – Pharmasset, Inc. (Nasdaq: VRUS), a clinical stage pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections, reported operational highlights and financial results for the fiscal quarter ended December 31, 2008.

Financial Results

Revenues were $0.5 million during each of the quarters ended December 31, 2008 and December 31, 2007 and reflect amortization of up-front and subsequent collaborative and license payments received from Roche.

Net cash used in operating activities was $15.3 million for the quarter ended December 31, 2008 as compared to $17.1 million for the quarter ended December 31, 2007. Pharmasset held $51.8 million in cash and cash equivalents and short term investments at the end of the fiscal first quarter.

Total costs and expenses for the quarter ended December 31, 2008 were $18.1 million as compared to $13.2 million for the same period in 2007. The increased operating expenses for the quarter ended December 31, 2008 were primarily the result of an increase in phase 3 registration clinical trial expenses for clevudine for the treatment of chronic hepatitis B (HBV) infection, as well as increased preclinical development expenses for our second generation HCV product candidate, PSI-7851.

Pharmasset reported a net loss attributable to common stockholders of $18.3 million, or $0.78 per share for the quarter ended December 31, 2008, as compared to a net loss attributable to common stockholders of $12.2 million, or $0.57 per share for the quarter ended December 31, 2007.

Recent Highlights:

•

In November 2008, Roche initiated the INFORM-1 trial, a potentially ground-breaking study to investigate the activity of a combination of two oral antiviral molecules to treat hepatitis C virus (HCV) in the absence of interferon. The study will investigate the combination of Pharmasset’s R7128 with InterMune’s R7227, a protease inhibitor;

•

On January 11, 2009, Pharmasset announced that the company and its development partner, Roche, had agreed with the FDA on the design for a phase 2b trial with R7128, a nucleoside inhibitor of HCV, slated to initiate in the first calendar quarter of 2009;

•

On January 30, 2009, Pharmasset filed an IND for PSI-7851, a nucleotide inhibitor of HCV, with the FDA and expects to initiate a Phase 1 clinical trial to study safety and pharmacokinetics in healthy volunteers at the end of the first calendar quarter of 2009;

•

On January 30, 2009, Pharmasset and Bukwang Pharm. Co., Ltd. entered into an amendment of their license agreement covering clevudine. The amendment expands the territories in which Pharmasset has been granted rights to include Australia, Japan, New Zealand and Taiwan;

•	On February 5, 2009, Pharmasset completed a registered direct offering that raised net proceeds of $43.5 million.

“We had a very productive start to 2009, filing an IND for PSI-7851, our second generation nucleotide for HCV and, strengthening our balance sheet by raising $43.5 million in a tough financial market” stated Schaefer Price, President and Chief Executive Officer. “Our goal remains to build a leading franchise of nucleoside inhibitors for hepatitis C and B. Our plan is to provide updates throughout the year on all of our programs, including the first antiviral data on PSI-7851 in the second half of 2009.”

Calendar Year 2009 Anticipated Milestones:

•	Roche initiates phase 2b study of R7128 in first quarter of 2009;

•	Complete enrollment of clevudine registration trials at end of first quarter of 2009;

•	Initiate Phase 1 studies with PSI-7851 in the first quarter of 2009;

•	Report interim results from INFORM-1 trial in second quarter of 2009;

•	Report interim results from 28 day add-on study with R7128 in non-responder, HCV genotype 2 and genotype 3 patients in first half of 2009;

•	Report interim results from 28 day add-on study with R7128 in treatment naïve, HCV genotype 1 patients in first half of 2009;

•	Report phase 1 antiviral data with PSI-7851 in second half of 2009.

About Pharmasset

Pharmasset is a clinical stage pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections. Pharmasset’s primary focus is on the development of oral therapeutics for the treatment of hepatitis B virus (HBV), hepatitis C virus (HCV) and human immunodeficiency virus (HIV).

Pharmasset is currently developing three product candidates. Clevudine, for the treatment of chronic HBV infection, is enrolling Phase 3 clinical trials for registration in North, Central and South America and Europe, among other countries. Clevudine is already approved for HBV in South Korea and marketed by Bukwang Pharmaceuticals in South Korea under the brand name Levovir. R7128, an oral treatment for chronic HCV infection, has completed a 4-week clinical trial in combination with Pegasys® plus Copegus® through a strategic collaboration with Roche. Racivir, which is being developed for the treatment of HIV in combination with other approved HIV drugs, has completed a Phase 2 clinical trial. Pharmasset also anticipates initiating phase 1 studies with its second generation nucleotide inhibitor for HCV, PSI-7851 in the first quarter of 2009.

Pegasys® and Copegus® are registered trademarks of Roche.

Contact

Richard E. T. Smith, Ph.D.

VP, Investor Relations and Corporate Communications

richard.smith@pharmasset.com

Office: +1 (609) 613-4181

Forward-Looking Statements

Pharmasset “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including without limitation,, the risk that adverse events could cause the cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies involving our product candidates will not be repeated or observed in ongoing or future studies involving our product candidates, the risk that our collaboration with Roche will not continue or will not be successful and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 and our Quarterly Report on Form 10-Q for the period ended December 31, 2008 filed with the Securities and Exchange Commission entitled “Risk Factors” and discussions of potential risks and uncertainties in our subsequent filings with the Securities and Exchange Commission.

PHARMASSET, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE NET LOSS

(UNAUDITED)

	Three Months Ended December 31,
	2008	2007
REVENUES	$464,291	$464,291

COSTS AND EXPENSES:
Research and development	14,022,930	10,550,371
General and administrative	4,069,370	2,619,745

Total costs and expenses	18,092,300	13,170,116

OPERATING LOSS	(17,628,009)	(12,705,825)

INVESTMENT INCOME	109,524	896,402
INTEREST EXPENSE	(756,912)	(363,176)

LOSS BEFORE INCOME TAXES	(18,275,397)	(12,172,599)
PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(18,275,397)	$(12,172,599)

COMPREHENSIVE NET LOSS:
NET LOSS	$(18,275,397)	$(12,172,599)
UNREALIZED GAIN (LOSS) ON AVAILABLE-FOR-SALE INVESTMENTS	1,089	—

COMPREHENSIVE NET LOSS	$(18,274,308)	$(12,172,599)

NET LOSS ATTRIBUTABLE TO COMMON
STOCKHOLDERS PER SHARE:
BASIC	$(0.78)	$(0.57)
DILUTED	$(0.78)	$(0.57)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	23,369,487	21,263,668
DILUTED	23,369,487	21,263,668

PHARMASSET, INC.

CONDENSED BALANCE SHEET

	As of December 31, 2008 (unaudited)	As of September 30, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$51,315,887	$63,073,103
Short-term investments	498,467	497,310
Amounts due from collaboration partner	906,072	1,169,690
Prepaid expenses and other assets	641,465	1,008,083

Total current assets	53,361,891	65,748,186

EQUIPMENT AND LEASEHOLD IMPROVEMENTS:
Laboratory, office furniture and equipment	3,541,633	3,362,846
Leasehold improvements	1,836,553	1,836,553

	5,378,186	5,199,399
Less accumulated depreciation and amortization	(2,681,396)	(2,432,325)

Total equipment and leasehold improvements, net	2,696,790	2,767,074
OTHER ASSETS	456,377	466,809

TOTAL	$56,515,058	$68,982,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$4,474,131	$2,651,592
Current portion of capital lease obligation	—	41,641
Accounts payable	3,708,060	2,466,052
Accrued expenses	6,060,141	6,182,417
Deferred rent	124,462	124,463
Deferred revenue	1,857,136	1,857,136

Total current liabilities	16,223,930	13,323,301

DEFERRED RENT	48,421	79,793
DEFERRED REVENUE	3,404,674	3,868,965
LONG-TERM DEBT, net	18,053,545	16,522,665

Total liabilities	37,730,570	33,794,724

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock, $0.001 par value, 100,000,000 shares authorized, 23,390,862 and 23,340,498 shares issued and outstanding at December 31, 2008 (unaudited) and September 30, 2008, respectively	23,391	23,340
Warrants to purchase 127,248 and 116,183 shares of common stock for $12.05 per share, as of December 31, 2008, (unaudited) and September 30, 2008, respectively	1,229,767	1,140,114
Additional paid-in capital	147,600,186	145,818,439
Accumulated other comprehensive (loss) income	(1,515)	(2,604)
Accumulated deficit	(130,067,341)	(111,791,944)

Total stockholders’ equity	18,784,488	35,187,345

TOTAL	$56,515,058	$68,982,069